EXHIBIT 10.3

SECURITY AGREEMENT

This Security Agreement, dated as of September 23, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, this “Security Agreement”), is made by Integrated Environmental Technologies, Ltd., a Nevada corporation (the “Seller”), I.E.T. Inc., a Nevada corporation (“IET Inc.”) and each other Person (terms used in the preamble and the recitals have the definitions set forth in or incorporated by reference in Article I) who from time to time becomes a party to this Security Agreement as a “Grantor” (the Seller, IET Inc. and each such other Person, each individually, a “Grantor” and collectively, the “Grantors”), in favor of E. Wayne Kinsey, III (“Kinsey”), as the Agent (together with its successor(s) thereto in such capacity, the “Agent”) for each of the Secured Parties.  “Secured Parties” means the Purchasers (as defined below), and each of their respective successors, transferees and assigns.

W I T N E S S E T H :

WHEREAS, that certain Note Purchase Agreement dated as of even date herewith (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Purchase Agreement”), among Kinsey, the Seller, Zanett Opportunity Fund, Ltd. (“Zanett”) and the purchasers that are now and hereafter at any time parties thereto (each a “Purchaser” and collectively, the “Purchasers”) sets forth the terms and conditions of the sale and purchase of (i) a $400,000 8% Convertible Secured Promissory Note to Kinsey, and (ii) a $100,000 8% Convertible Secured Promissory Note to Zanett (each  a “Note” and collectively, the “Notes”); and

WHEREAS, as a condition precedent to the purchase of the Notes under the Purchase Agreement, each Grantor is required to execute and deliver this Security Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Purchaser to purchase the Notes from the Seller, each Grantor agrees, for the benefit of each Secured Party, as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.   Certain Terms.  The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

 “Agent” is defined in the preamble.

“Applicable Law” means with respect to any Person or matter, any United States or foreign, federal, state, regional, tribal or local statute, law, code, rule, treaty, convention, application, order, decree, consent decree, injunction, directive, determination or other requirement (whether or not having the force of law) relating to such Person or matter and, where applicable, any interpretation thereof by a Governmental Authority having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

“Capital Securities” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital (including all capital stock, partnership, membership or other equity interests in such Person), whether now outstanding or issued after the date hereof and whether or not certificated, and any and all warrants, rights or options to purchase any of the foregoing.

“Collateral” is defined in Section 2.1.

“Computer Hardware and Software Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:  (a) all computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form; (b) all software programs (including source code, object code and all related applications and data files), designed for use on the computers and electronic data processing hardware described in clause (a) above; (c) all firmware associated therewith; (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and (e) all rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.

“Copyright Collateral” means all of the Grantors’ right, title and interest throughout the world in and to: (a) all copyrights, registered or unregistered and whether published or unpublished, now or hereafter in force including copyrights registered in the United States Copyright Office and corresponding offices in other countries of the world, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation and all extensions and renewals of the foregoing (“Copyrights”), including the Copyrights which are the subject of a registration or application referred to in Item A of Schedule V; (b) all express or implied Copyright licenses and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Copyright License”), including each Copyright License referred to in Item B of Schedule V; (c) the right to sue for past, present and future infringements of any of the Copyrights owned by such Grantor, and for breach or enforcement of any Copyright License; and (d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

“Distributions” means all dividends paid on Capital Securities, liquidating dividends paid on Capital Securities, shares (or other designations) of Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Securities constituting Collateral.

“Excluded Property” means:

 (a)            (b)           any voting Capital Securities held by any Grantor in any Subsidiary that is a first-tier controlled foreign corporation in excess of 66% of the total voting power of all outstanding voting Capital Securities of such Subsidiary held by such Grantor in such foreign Subsidiary, it being understood that any such Capital Securities constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as voting Capital Securities for purposes of this definition; and

(c)           any lease, license, contract, permit or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as and solely to the extent that the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract, permit or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other Applicable Law or principles of equity), provided, however, that such security interest shall attach immediately and automatically at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and, to the extent severable, shall attach immediately to any portion of such lease, license, contract, permit or agreement that does not result in any of the consequences specified in (i) or (ii) including any Proceeds of such lease, license, contract, permit or agreement.

“Event of Default” An “Event of Default” under any one or more of the Notes shall constitute an Event of Default under this Security Agreement.

“Filing Statements” is defined in clause (b) of Section 3.9.

“General Intangibles” means all “general intangibles” and all “payment intangibles”, each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

“Governmental Authority” means the government of the United States, any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Grantor” and “Grantors” are defined in the preamble.

“Intellectual Property” means Trademarks, Patents, Copyrights, Trade Secrets and all other similar types of intellectual property under any Law, statutory provision or common law doctrine in the United States or anywhere else in the world.

“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral.

“Knowledge of Grantors” means the actual knowledge of David R. LaVance and/or Thomas S. Gifford, executive officers of each Grantor.

“Lien” means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against, or interest in property to secure payment of a debt or performance of an obligation, or other preference, priority or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any financing lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable Applicable Law of any jurisdiction in order to perfect any of the foregoing.

“Material Adverse Effect” means, in light of all circumstances prevailing at the time, a material adverse effect on (a) the business, assets, condition (financial or otherwise), operations, performance, properties or prospects of the Grantors (or any of them) taken as a whole; (b) the rights and remedies of any Secured Party under any Transaction Document; (c) the ability of any Grantor to perform its Obligations under any Transaction Document; (d) the legality, validity or enforceability of this Security Agreement or any other Transaction Document; or (e) the validity, perfection or priority of Liens with respect any material portion of the Collateral.

“Obligations” means all obligations (monetary or otherwise, and including all obligations for principal, interest, fees or any other amount under any Transaction Document) of each of the Obligors arising under or in connection with this Security Agreement, the Notes and each other Transaction Document, including, without limitation, interest accruing after the maturity of the Notes and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any of the Obligors, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, or out of or in connection with this Security Agreement, the Notes, any other Transaction Documents or any other document made, delivered or given in connection therewith or herewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees and disbursements of counsel to the Agent or to the Purchasers that are required to be paid by an Obligor pursuant to the terms of the Transaction Documents) or otherwise.

“Obligors” means the Seller, its Subsidiaries, the Grantors, or any other Person obligated under any Transaction Document.

“Organic Document” means, relative to any Obligor, as applicable, its certificate or articles of incorporation, articles and memorandum of association, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement, operating agreement and similar or comparable agreement or certificate, and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor’s Capital Securities.

“Owned Intellectual Property Collateral” means all Intellectual Property owned by any Grantor including those set forth in Item A of Schedules III, IV or V.

“Patent Collateral” means all of the Grantors’ right, title and interest throughout the world in and to: (a) inventions and discoveries, whether patentable or not, all letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing, including all reissues, divisionals, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the foregoing (“Patents”), including each Patent and Patent application referred to in Item A of Schedule III; (b) all Patent licenses, and other agreements for the grant by or to such Grantor of any right to use any items of the type referred to in clause (a) above (each a “Patent License”), including each Patent License referred to in Item B of Schedule III; (c) the right to sue third parties for past, present and future infringements of any Patent or Patent application, and for breach or enforcement of any Patent License; and (d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

“Permitted Liens” has the meaning assigned to such term in the Notes.

“Person” means any natural person, corporation, limited liability company, partnership, limited partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

“Pledged Interests” means all shares, stock, partnership interests, membership interests or other ownership interests of any Grantor described in Schedule I hereto; all registrations, certificates, articles, by-laws, regulations, partnership agreements, operating agreements, limited liability company agreements or constitutive agreements governing or representing any such interests; all options and other rights, contractual or otherwise, at any time existing with respect to such interests, as such interests are amended, modified, or supplemented from time to time, and together with any interests in any Pledged Interests Issuer taken in extension or renewal thereof or substitution therefor.

“Pledged Interest Issuer” means each Person identified in Schedule I hereto as the issuer of the Pledged Interests identified opposite the name of such Person.

“Pledged Notes” means all promissory notes identified in Schedule I and any other promissory notes of any Grantor in form and substance reasonably satisfactory to the Agent delivered by such Grantor to the Agent as Pledged Property hereunder, as such promissory notes are amended, modified or supplemented from time to time in accordance with the Transaction Documents and together with any promissory note taken in extension or renewal thereof or substitution therefor.

“Pledged Property” means all Pledged Notes, Pledged Interests, Pledged Shares, all assignments of any amounts due or to become due with respect to the Pledged Interests or the Pledged Shares, all other Investment Property or Instruments which are now being delivered by a Grantor to the Agent or may from time to time hereafter be delivered by a Grantor to the Agent for the purpose of pledge under this Security Agreement or any other Transaction Document, and all proceeds of any of the foregoing.

“Pledged Shares” means all stock of any Grantor identified in Schedule I.

“Purchase Agreement” is defined in the first recital.

“Security Agreement” is defined in the preamble.

“Seller” is defined in the preamble.

“Subsidiary” means, with respect to any Person, any other Person of which more than 50% of the outstanding Voting Securities of such other Person (irrespective of whether at the time Capital Securities of any other class or classes of such other Person shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person.  Unless the context otherwise specifically requires, the term “Subsidiary” shall be a reference to a Subsidiary of the Seller.

“Termination Date” means the date on which all Obligations under the Notes have been paid in full .

“Trademark Collateral” means all of the Grantors’ right, title and interest throughout the world in and to:  (a) (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos and other source or business identifiers, and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office and corresponding offices in other countries of the world, and all common law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing (collectively referred to as “Trademarks”), including those Trademarks referred to in Item A of Schedule IV; (b) all Trademark licenses and other agreements for the grant by or to such Grantor of any right to use any Trademark (each a “Trademark License”), including each Trademark License referred to in Item B of Schedule IV; (c) all of the goodwill of the business connected with the use of, and symbolized by the Trademarks described in clause (a) and, to the extent applicable, clause (b); (d) the right to sue third parties for past, present and future infringements or dilution of the Trademarks described in clause (a) and, to the extent applicable, clause (b) or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark License; and (e) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

“Trade Secrets Collateral” means all of the Grantors’ right, title and interest throughout the world in and to (a) all common law and statutory trade secrets and all other confidential, proprietary or useful information and all know-how that provides Grantor a commercial advantage and is not generally known within Grantor’s industry or by the general public (collectively referred to as “Trade Secrets”) obtained by or used in or contemplated at any time for use in the business of a Grantor, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, (b) all Trade Secret licenses and other agreements for the grant by or to such Grantor of any right to use any Trade Secret (each a “Trade Secret License”) including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret License, and (d) all proceeds of, and rights associated with, the foregoing (including Proceeds, licenses, royalties, income, payments, claims, damages and proceeds of infringement suits).

“UCC”  means the Uniform Commercial Code as in effect from time to time in the state of Texas; provided that, if, with respect to any Filing Statement or by reason of any provisions of law, the perfection or the effect of perfection or non-perfection or priority of the security interests granted to the Agent pursuant to the applicable Transaction Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than Texas, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of each Transaction Document and any Filing Statement relating to such perfection or effect of perfection or non-perfection or priority.

“Voting Securities” means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

SECTION 1.2.   Purchase Agreement Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Purchase Agreement.

SECTION 1.3.   UCC Definitions.  When used herein the terms Account, Certificated Securities, Commercial Tort Claim, Document, Equipment, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Rights, Payment Intangibles, Proceeds, Promissory Notes, Securities Account, Supporting Obligations have the meaning provided in Article 8 or Article 9, as applicable, of the UCC.  Letters of Credit has the meaning provided in Section 5-102 of the UCC.  All references to a particular section of the UCC or the Uniform Commercial Code shall be to the appropriate section of the applicable UCC or Uniform Commercial Code (e.g., a reference to Section 9-106 of the UCC in this Security Agreement means, with respect to the UCC as in effect in the state of Texas, a reference to Section 9.106 of such UCC).

ARTICLE II
SECURITY INTEREST

SECTION 2.1.   Grant of Security Interest.  Each Grantor hereby grants to the Agent, for its benefit and the ratable benefit of each other Secured Party, a continuing security interest in all of such Grantor’s right, title and interest in the following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located, (collectively, the “Collateral”):

(a) Accounts;

(b) Commercial Tort Claims listed on Item G of Schedule II (as such schedule may be amended or supplemented from time to time);

(c) Documents;

(d) General Intangibles;

(e) Goods (including Equipment and Inventory);

(f) Instruments;

(g) Investment Property;

(h) Intellectual Property Collateral;

(i) Letter-of-Credit Rights and Letters of Credit;

(j) Supporting Obligations;

(k) to the extent not included in the foregoing, all Pledged Interests, Pledged Notes, Pledged Shares and any other Pledged Property whether now or hereafter delivered to the Agent in connection with this Security Agreement and all Distributions, interest, and other payments and rights with respect to such Pledged Property;

(l) all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section;

(m) money;

(n) all Proceeds of the foregoing and, to the extent not otherwise included, all payments under insurance (whether or not the Agent is the loss payee thereof and including without limitation, casualty or hazard insurance and policies of owner’s or mortgagee’s title insurance), or rights of loss payee or endorsee thereof, and escrow agreements, all tax, insurance, security or other deposits, and rights acquired by reason of condemnation or exercise of the power of eminent domain; and

(o) all other property and rights of every kind and description and interests therein.

Notwithstanding anything to the contrary contained in clauses (a) through (o) above, the security interest created by this Security Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property and (i) the Grantors shall from time to time at the request of the Agent give written notice to the Agent identifying in reasonable detail any material Excluded Property and shall provide to the Agent such other information regarding the Excluded Property as the Agent may reasonably request and (ii) from and after the Effective Date, no Grantor shall permit to become effective in any document creating, governing or providing for any permit, lease, license, agreement or contract, a provision that would prohibit the creation of a Lien on such permit, lease, license, agreement or contract in favor of the Agent unless such Grantor believes, in its reasonable judgment, that such prohibition is usual and customary in transactions of such type.

SECTION 2.2.   Security for Obligations.  This Security Agreement and the Collateral in which the Agent for the benefit of the Secured Parties is granted a security interest hereunder secures the payment and performance of all of the Obligations.

SECTION 2.3.   Grantors Remain Liable.  Anything herein to the contrary notwithstanding:  (a) the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and will perform all of their duties and obligations under such contracts and agreements to the same extent as if this Security Agreement had not been executed; (b) the exercise by the Agent of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and (c) no Secured Party will have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 2.4.   Distributions on Pledged Shares.  If any Distribution is made in contravention of any one or more of the Notes, such Grantor, shall hold the same segregated and in trust for the Agent until paid to the Agent in accordance with Section 4.1.4.

SECTION 2.5.   Security Interest Absolute, etc.  This Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of a security interest, and shall remain in full force and effect until the Termination Date has occurred.  All rights of the Secured Parties and the security interests granted to the Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations of the Grantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of: (a) any lack of validity, legality or enforceability of any Transaction Document; (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other Grantor) under the provisions of any Transaction Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or collateral securing, any Obligations; (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations; (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Transaction Document; (f) any addition, exchange or release of any collateral or of any Person that is (or will become) a grantor (including the Grantors hereunder) of the Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor other than payment in full in cash of the Obligations.

SECTION 2.6.   Postponement of Subrogation.  Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Transaction Document to which it is a party until the Termination Date.  No Grantor shall seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made under any Transaction Document or otherwise, until following the Termination Date.  Any amount paid to such Grantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Agent for the benefit of the Secured Parties in the exact form received by such Grantor (duly endorsed in favor of the Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.1; provided that if such Grantor has made payment to the Secured Parties of all or any part of the Obligations and the Termination Date has occurred, then at such Grantor’s request, the Agent (on behalf of the Secured Parties) will, at the expense of such Grantor, execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Obligations resulting from such payment.  In furtherance of the foregoing, at all times prior to the Termination Date, such Grantor shall refrain from taking any action or commencing any proceeding against any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to any Secured Party.

SECTION 2.7.   Election of Remedies.  If any Secured Party may, under Applicable Law, proceed to realize its benefits under any of this Security Agreement or the other Transaction Documents giving any Secured Party a Lien upon any Collateral, either by judicial foreclosure or by non-judicial sale or enforcement, such Secured Party may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Security Agreement.  If, in the exercise of any of its rights and remedies, any Secured Party shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Grantor or any other Obligor or any other Person, whether because of any Applicable Laws pertaining to “election of remedies” or the like, each Grantor hereby consents to such action by such Secured Party and waives any claim based upon such action, even if such action by such Secured Party shall result in a full or partial loss of any rights of subrogation that such Grantor might otherwise have had but for such action by such Secured Party.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

In order to induce the Secured Parties to enter into the Purchase Agreement and purchase the Notes thereunder, the Grantors represent and warrant to each Secured Party as set forth below.

SECTION 3.1.   As to Capital Securities of the Grantors’ Subsidiaries, Investment Property.

(a) With respect to any direct Subsidiary of any Grantor that is (i) a corporation, business trust, joint stock company or similar Person, all Capital Securities issued by such Subsidiary are duly authorized and validly issued, fully paid and non-assessable (or equivalent thereof to the extent applicable in the jurisdiction in which Capital Securities are issued), and represented by a certificate; and (ii) a limited liability company organized under the laws of any State of the U.S., no Capital Securities issued by such Subsidiary fails to expressly provide that such Capital Securities is a security governed by Article 8 of the UCC; and (iii) a partnership or limited liability company, no Capital Securities issued by such Subsidiary (A) is dealt in or traded on securities exchanges or in securities markets, or (B) is held in a Securities Account.

(b) Each Grantor has delivered all Certificated Securities constituting Collateral held by such Grantor on the Effective Date to the Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Agent.

(c) No portion of the Collateral is represented by Uncertificated Securities.

(d) The percentage of the issued and outstanding Capital Securities of each Subsidiary pledged by each Grantor hereunder is as set forth on Schedule I.

SECTION 3.2.   Grantor Name, Location, etc.

(a) The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC is set forth in Item A of Schedule II.

(b) Each location a secured party would have filed a UCC financing statement in the five years prior to the date hereof to perfect a security interest in Equipment, Inventory and General Intangibles owned by such Grantor is set forth in Item B of Schedule II.

(c) The Grantors do not have any trade names other than those set forth in Item C of Schedule II hereto.

(d) During the four months preceding the date hereof, no Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule II hereto.

(e) Each Grantor’s federal taxpayer identification number is (and, during the four months preceding the date hereof, such Grantor has not had a federal taxpayer identification number different from that) set forth in Item E of Schedule II hereto.

(f) No Grantor is a party to any federal, state or local government contract except as set forth in Item F of Schedule II hereto.

(g) No Grantor has Commercial Tort Claims (x) in which a suit has been filed by such Grantor and (y) where the amount of damages reasonably expected to be claimed exceeds $25,000, except as set forth on Item G of Schedule II.

(h) The name set forth on the signature page attached hereto is the true and correct legal name (as defined in the UCC) of each Grantor.

SECTION 3.3.   Ownership, No Liens, etc.  Each Grantor has rights in or the power to transfer the Collateral, and each Grantor owns its Collateral free and clear of any Lien, except for any security interest in Collateral (other than the Capital Securities of each Subsidiary pledged hereunder) that is a Permitted Lien.  No effective financing statement or other filing similar in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Agent relating to this Security Agreement, Permitted Liens (but only in the case of Collateral other than the Capital Securities of each Subsidiary pledged hereunder) or as to which a duly authorized termination statement relating to such financing statement or other instrument has been delivered to the Agent on the Effective Date.

SECTION 3.4.   Possession of Inventory, Control; etc. Each Grantor has, and agrees that it will maintain, exclusive possession of its Documents, Instruments, Promissory Notes, Goods, Equipment and Inventory, other than (i) Equipment and Inventory in transit, (ii) Equipment and Inventory that is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with the applicable Grantor) that has been notified of the security interest created in favor of the Secured Parties pursuant to this Security Agreement, and has authenticated a record acknowledging that it holds possession of such Collateral for the Secured Parties' benefit and waives any Lien held by it against such Collateral, (iii) Instruments or Promissory Notes that have been delivered to the Agent pursuant to Section 3.5. and (iv) any Goods, Equipment and Inventory sold or leased in the ordinary course of the Grantor’s business or provided to potential customers of the Grantor for evaluation.  In the case of Equipment or Inventory described in clause (ii) above, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment or Inventory, (ii) issued any Document for any such Equipment or Inventory, (iii) received notification of any Secured Party’s interest (other than the security interest granted hereunder) in any such Equipment or Inventory or (iv) any Lien on any such Equipment or Inventory other than Permitted Liens.

SECTION 3.5.   Negotiable Documents and Instruments.  Each Grantor has delivered to the Agent possession of all originals of all Documents, Instruments, Promissory Notes, constituting Collateral and owned or held by such Grantor on the Effective Date, duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent.

SECTION 3.6.   Intellectual Property Collateral.

(a) In respect of the Intellectual Property Collateral:

(i) set forth in Item A of Schedule III hereto is a complete and accurate list of all issued and applied-for Patents owned by each Grantor, including those that have been issued by or are on file with the United States Patent and Trademark Office or corresponding offices in other countries of the world , and set forth in Item B of Schedule III hereto is a complete and accurate list of all Patent Licenses;

(ii) set forth in Item A of Schedule IV hereto is a complete and accurate list of all registered and applied-for Trademarks owned by each Grantor, including those that are registered, or for which an application for registration has been made, with the United States Patent and Trademark Office or corresponding offices in other countries of the world, and set forth in Item B of Schedule IV hereto is a complete and accurate list all Trademark Licenses; and

(iii) set forth in Item A of Schedule V hereto is a complete and accurate list of all registered and applied-for Copyrights owned by each Grantor, including those that are registered, or for which an application for registration has been made, with the United States Copyright Office or corresponding offices in other countries of the world , and set forth in Item B of Schedule V hereto is a complete and accurate list of all Copyright Licenses other than those for standard commercial software, including an indication of which of those Copyright Licenses are exclusive licenses granted to such Grantor in respect of any Copyright that is registered with the United States Copyright Office.

(b) Except as disclosed on Schedules III through V, in respect of each Grantor:

(i) To the Knowledge of Grantors, the Owned Intellectual Property Collateral is valid, subsisting, unexpired and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part;

(ii) such Grantor is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to the Owned Intellectual Property Collateral (except for the Permitted Liens), and no claim has been made that such Grantor is or may be, in conflict with, infringing, misappropriating, diluting, misusing or otherwise violating any of the rights of any third party or that challenges the ownership, use, protectability, registerability, validity, enforceability of any Owned Intellectual Property Collateral or, to the Knowledge of Grantors, any other Intellectual Property Collateral and, to the Knowledge of Grantors, there is no valid basis for any such claims;

(iii) such Grantor has made all necessary filings and recordations to protect its interest in any Owned Intellectual Property Collateral that is material to the business of such Grantor, including recordations of all of its interests in the Patent Collateral, the Trademark Collateral and the Copyright Collateral in the United States Patent and Trademark Office, the United States Copyright Office and corresponding offices in other countries of the world, as appropriate, and has complied with statutory provisions necessary to provide proper statutory notice, as applicable, in connection with its use of any Patent, Trademark or Copyright;

(iv) such Grantor has taken all commercially reasonable steps to safeguard its Trade Secrets and to the Knowledge of Grantors (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any Trade Secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor’s Intellectual Property Collateral;

(v) no action by such Grantor is currently pending or threatened in writing which asserts that any third party is infringing, misappropriating, diluting, misusing or voiding any Owned Intellectual Property Collateral and, to the Knowledge of Grantors, no third party is infringing upon, misappropriating, diluting, misusing or voiding any Intellectual Property owned or used by such Grantor in any material respect, or any of its respective licensees;

(vi) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property Collateral;

(vii) except for the Permitted Liens, such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of any Intellectual Property Collateral for purposes of granting a security interest or as collateral that has not been terminated or released;

(viii) such Grantor has executed and delivered to the Agent, Intellectual Property Collateral security agreements for all Patents, Trademarks and Copyrights owned by such Grantor, including all Patents, Trademarks and Copyrights on Schedules III, IV or V (as such schedules may be amended or supplemented from time to time);

(ix) to the Knowledge of Grantors, such Grantor uses consistent standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with any Trademarks and has taken all commercially reasonable action necessary to ensure that all licensees of any Trademarks owned by such Grantor use such standards of quality;

(x) the consummation of the transactions contemplated by the Purchase Agreement and this Security Agreement will not result in the termination or material impairment of any of the Intellectual Property Collateral;

(xi) all employees, independent contractors and agents who have contributed to the creation or development of any Owned Intellectual Property Collateral have been a party to an enforceable “work for hire” and assignment agreement with such Grantor, whether written or by operation of law, in accordance with Applicable Laws, according and granting exclusive ownership of such Owned Intellectual Property Collateral to such Grantor; and

(xii) such Grantor owns directly or is entitled to use by license or otherwise, all Intellectual Property used in or necessary for the conduct of such Grantor’s business as currently conducted.

SECTION 3.7.   Organization, etc.  Each Grantor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Security Agreement and each Transaction Document to which it is a party, to own and hold under lease its property and to conduct its business substantially as currently conducted by it, except for those licenses, permits or other approvals, the absence of which could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.8.   Due Authorization; Non-contravention; Etc.  The execution, delivery and performance by each Grantor of this Security Agreement and each other Transaction Document executed by it is within such Grantor’s powers, has been duly authorized by all necessary action, and does not (a) contravene any (i) of the Organic Documents of such Grantor or any issuer of Pledged Property, (ii) court decree or order binding on or affecting any Grantor, or (iii) law or governmental regulation binding on or affecting such Grantor; or (b) result in (i) or require the creation or imposition of, any Lien on such Grantor’s properties (except as permitted by the Transaction Documents), (ii) a default under any material contractual restriction binding on or affecting such Grantor or (iii) any noncompliance, suspension, impairment, forfeiture or nonrenewal of any material license, permit or other Governmental Approval.

SECTION 3.9.   Validity, etc.

(a) This Security Agreement (i) constitutes the legal, valid and binding obligations of each Grantor, enforceable against such Grantor in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by principles of equity) and (ii) creates a valid security interest in the Collateral securing the payment of the Obligations.

(b) Each Grantor has filed or caused to be filed all UCC-1 financing statements in the filing office for each Grantor’s jurisdiction of organization listed in

Item A of Schedule II (collectively, the “Filing Statements”) (or has authenticated and delivered to the Agent the Filing Statements suitable for filing in such offices).

(c) Upon the filing of the Filing Statements with the appropriate agencies therefor the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral described on such Filing Statements in favor of the Agent on behalf of the Secured Parties to the extent that a security interest therein may be perfected by filing pursuant to the relevant UCC, prior to all other Liens, except for Permitted Liens.

SECTION 3.10.   Approval, etc.  Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either

(a) for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantors;

(b) for the perfection or maintenance of the security interests hereunder including the first priority (subject to Permitted Liens) nature of such security interest (except with respect to the Filing Statements or, with respect to Intellectual Property Collateral, the recordation of any agreements with the United States Patent and Trademark Office or the United States Copyright Office) or the exercise by the Agent of its rights and remedies hereunder; or

(c) for the exercise by the Agent of the voting or other rights provided for in this Security Agreement, or, except (i) with respect to any securities issued by a Subsidiary of the Grantors, as may be required in connection with a disposition of such securities by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.

SECTION 3.11.   Best Interests.  It is in the best interests of each Grantor to execute this Security Agreement inasmuch as such Grantor will derive substantial direct and indirect benefits from the loans made by the Secured Parties pursuant to the Purchase Agreement, and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to purchase the Notes pursuant to the Purchase Agreement.

SECTION 3.12.   Reaffirmation of Representations and Warranties.  All of the representations and warranties made by the Seller or any other Grantor regarding any Obligor or any of its Subsidiaries in the Purchase Agreement or in any other Transaction Document are true and correct in all respects as if such representations and warranties were incorporated herein in their entirety and made by such Grantor.

ARTICLE IV
COVENANTS

Each Grantor covenants and agrees that, until the Termination Date, such Grantor will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1.   As to Investment Property; etc.

SECTION 4.1.1.   Capital Securities of the Grantors’ Subsidiaries.  No Grantor will allow any of its Subsidiaries:

(a) that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities;

(b) that is a partnership or limited liability company, to (i) issue Capital Securities that are to be dealt in or traded on securities exchanges or in securities markets,

(ii) fail to expressly provide in its Organic Documents that its Capital Securities are securities governed by Article 8 of the UCC, or (iii) place such Subsidiary’s Capital Securities in a SecuritiesAccount; and

(c) to issue Capital Securities in addition to or in substitution for the Capital Securities pledged hereunder, except to such Grantor (and such Capital Securities are immediately pledged and delivered to the Agent pursuant to the terms of this Security Agreement).

SECTION 4.1.2.   Certificated Securities.  Such Grantor will deliver all Certificated Securities that constitute Collateral owned or held by such Grantor to the Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Agent.

SECTION 4.1.3.   Negotiable Documents, and Instruments.  Each Grantor agrees that it will, promptly following receipt thereof, deliver to the Agent possession of all originals of negotiable Documents, Instruments, and Promissory Notes that it acquires following the Effective Date duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Agent.

SECTION 4.1.4.   Distributions; Voting Rights; etc.  Each Grantor agrees promptly upon receipt of notice of the occurrence of an Event of Default from the Agent and without any request therefor by the Agent, so long as such Event of Default shall continue:

(a) to deliver (properly endorsed where required hereby or requested by the Agent) to the Agent all Distributions with respect to Investment Property that is Collateral, all interest, principal, other cash payments on Payment Intangibles, and all Proceeds of Pledged Property or other Collateral, in each case thereafter received by such Grantor, all of which shall be held by the Agent as additional Collateral; and

(b) with respect to Collateral consisting of general partner interests or limited liability company interests, Capital Securities, Pledged Property or other Investment Property, so long as the Agent has notified such Grantor of the Agent’s intention to exercise its voting power under this clause, that the Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any general partner interests or limited liability company interests, Capital Securities, Pledged Property or other Investment Property constituting Collateral AND SUCH GRANTOR HEREBY GRANTS THE AGENT AN IRREVOCABLE PROXY (WHICH IRREVOCABLE PROXY SHALL CONTINUE IN EFFECT UNTIL THE TERMINATION DATE), EXERCISABLE UNDER SUCH CIRCUMSTANCES, TO VOTE SUCH PLEDGED PROPERTY, CAPITAL SECURITIES AND INVESTMENT PROPERTY; and to promptly deliver to the Agent such additional proxies and other documents as may be necessary to allow the Agent to exercise such voting power.

All dividends, Distributions, interest, principal, cash payments, Payment Intangibles and Proceeds that may at any time and from time to time be held by such Grantor, but which such Grantor is then obligated to deliver to the Agent, shall, until delivery to the Agent, be held by such Grantor separate and apart from its other property in trust for the Agent.  The Agent agrees that unless an Event of Default shall have occurred and be continuing and the Agent shall have given the notice referred to in this Section 4.1.4, such Grantor will have the exclusive voting power with respect to any general partner interests or limited liability company interests, Capital Securities, Pledged Property or other Investment Property constituting Collateral and the Agent will, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would impair any such Collateral or be inconsistent with or violate any provision of any Transaction Document.

SECTION 4.2.   Continuous Pledge.  Each Grantor will at all times keep pledged to the Agent pursuant hereto, on a first-priority, perfected basis all general partner interests or limited liability company interests, Capital Securities, Pledged Property or other Investment Property, all Distributions with respect thereto, all Payment Intangibles to the extent they are evidenced by a Document, Instrument, or Promissory Note, and all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral.

SECTION 4.3.   Additional Undertakings.  No Grantor will or permit any of its Subsidiaries to, without the prior written consent of the Agent:

(a) consent to any amendment, supplement or other modification of any of the terms or provisions contained in, or applicable to any Organic Documents; or

(b) enter into any agreement creating, or otherwise permit to exist, any restriction or condition upon the transfer, voting or control of any Pledged Interests.

To the extent that any Pledged Interests are uncertificated, each Grantor further agrees that if requested by the Agent, it will cause the relevant Pledged Interest Issuer to send a notice, in form and substance reasonably acceptable to the Agent, to its shareholders, members or partners, as the case may be, giving such shareholders, member or partners, respective, notice of the grant of irrevocable proxy made herein.

SECTION 4.4.   Organic Documents; Change of Name, etc.  Each Grantor will not change its state of incorporation, formation or organization or its name, identity, organizational identification number or corporate structure (and will not vote for any change of the state of incorporation, formation or organization or the name, identify, organization identification number or structure of any other Grantor) unless such Grantor shall have (a) given the Agent at least ten (10) Business Days’ prior notice of such change; (b) obtained the consent of the requisite Secured Parties, if such consent is so required by the Transaction Documents; and (c) taken all actions necessary or as requested by the Agent to ensure that the Liens on the Collateral granted in favor of the Agent for the benefit of the Secured Parties remain perfected, first-priority Liens (subject to Permitted Liens).

SECTION 4.5.   As to Accounts.

(a) Each Grantor shall have the right to collect all Accounts so long as no Event of Default shall have occurred and be continuing.

(b) Upon the occurrence and continuance of an Event of Default, the Seller shall instruct its account debtors in writing, and otherwise take such steps to ensure, that all payments by such account debtors shall be directed and delivered as may be directed by the Agent.

SECTION 4.6.   As to Grantors’ Use of Collateral.

(a) Subject to clause (b), each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under the contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Agent may request following the occurrence of an Event of Default or, in the absence of such request, as such Grantor may deem advisable, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral.

(b) At any time following the occurrence and during the continuance of  an Event of Default, whether before or after the maturity of any of the Obligations, the Agent may (i) revoke any or all of the rights of each Grantor set forth in clause (a), (ii) notify any parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder, and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.

(c) Upon request of the Agent following the occurrence and during the continuance of an Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Agent of any amounts due or to become due thereunder.

(d) At any time following the occurrence and during the continuation of an Event of Default, the Agent may endorse, in the name of such Grantor, any item, howsoever received by the Agent, representing any payment on or other Proceeds of any of the Collateral.

(e) No Grantor shall take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as otherwise provided in this Section 4.4;

SECTION 4.7.   As to Intellectual Property Collateral.  Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral material to the operations or business of such Grantor:

(a) such Grantor shall not (i) do or fail to perform any act whereby any of the Patent Collateral may lapse or become abandoned or dedicated to the public or unenforceable, (ii) itself, or permit any of its licensees to (A) fail to continue to use any of the Trademark Collateral in order to maintain the Trademark Collateral in full force free from any claim of abandonment for non-use, (B) fail to maintain as in the past the quality of products and services offered under the Trademark Collateral, (C) fail to employ the Trademark Collateral registered with any federal or state or foreign authority with an appropriate notice of such registration, (D) adopt or use any other Trademark which is confusingly similar or a colorable imitation of any of the Trademark Collateral, unless rights in such Trademark Collateral inure solely to Grantor and do not infringe or weaken the validity or enforceability of any of the Intellectual Property Collateral or (E) do or permit any act or knowingly omit to do any act whereby any of the Trademark Collateral may lapse or become invalid or unenforceable, (iii) do or permit any act or knowingly omit to do any act whereby any of the Copyright Collateral may lapse or become invalid or unenforceable, except upon expiration of the end of an unrenewable term of a registration thereof, or (iv) do or permit any act or knowingly omit to do any act whereby any of the Trade Secrets Collateral may be placed in the public domain, or fail to take any and all steps necessary to maintain the confidentiality and trade secret nature thereof;

(b) such Grantor shall promptly notify the Agent if it knows, or reasonably suspects, that any application or registration relating to any material item of the Intellectual Property Collateral may become abandoned or dedicated to the public or placed in the public domain or invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any foreign counterpart thereof or any court) regarding such Grantor’s ownership of any Intellectual Property Collateral, its right to register the same or to keep and maintain and enforce the same;

(c) such Grantor shall (i) within forty-five (45) days of such Grantor or any of its agents, employees, designees or licensees filing an application for the registration of any Patent or Trademark with the United States Patent and Trademark Office or corresponding offices in other countries of the world or (ii) within fifteen (15) days of such Grantor receiving, as owner or exclusive licensee, a Copyright registration with the United States Copyright Office or corresponding offices in other countries of the world, inform the Agent, and upon request of the Agent, promptly execute and deliver an Intellectual Property Security Agreement substantially in the form set forth as Exhibits A, B and C hereto and other documents as the Agent may request to evidence the Agent’s security interest in such Intellectual Property Collateral;

(d) such Grantor shall take all necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office and corresponding offices in other countries of the world, to maintain and pursue any application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, the Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes; and

(e) such Grantor shall promptly, but within forty-five (45) days, after it obtains an ownership interest in any Patent or Trademark, execute and deliver to the Agent a Patent Security Agreement or a Trademark Security Agreement in the form of Exhibit A and Exhibit B, as applicable, and Grantor shall promptly, but within fifteen (15) days, after it obtains an ownership interest or an exclusive license in any Copyright, execute and deliver to the Agent a Copyright Security Agreement in the form of Exhibit C, and in each case such Grantor shall execute and deliver to the Agent any other document required to acknowledge or register, record or perfect the Agent’s interest in any part of such item of Intellectual Property.

SECTION 4.8.   As to Commercial Tort Claims.  Each Grantor covenants and agrees that, until the Termination Date, with respect to any Commercial Tort Claim in excess of $25,000 individually or in the aggregate hereafter arising (or any lower amount to the extent requested by the Agent if a n Event of Default has occurred and is continuing), it shall deliver to the Agent a supplement in form and substance satisfactory to the Agent, together with all supplements to schedules thereto identifying such new Commercial Tort Claims and take all such action reasonably requested by the Agent to grant to the Agent and perfect a security interest in such commercial tort claim.

SECTION 4.9.   As to Equipment and Inventory and Goods.  Each Grantor hereby agrees that it shall (a) keep all of the Equipment and Inventory (other than Inventory sold in the ordinary course of business) and Goods located at the places therefore specified in Section 3.2(b) or at such other places in a jurisdiction within the United States of America where all representations and warranties set forth in Article III shall be true and correct; and (b) pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory and Goods, except to the extent the validity thereof is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside.

SECTION 4.10.   Taxes.  Each Grantor agrees to comply, and will cause any of its Subsidiaries to comply, in all material respects with all Applicable Law, including the appropriate payment (before the same become delinquent), by, or on behalf of, such Grantor and any of its Subsidiaries of all Taxes imposed upon such Grantor or any of its direct or indirect Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of such Grantor or such Subsidiaries, as applicable.

SECTION 4.11.   Transfers and Other Liens.  Each Grantor shall not: (a) sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for the sale of Inventory or Equipment in the ordinary course of business; or (b) create or suffer to exist any Lien or other charge or encumbrance upon or with respect to any of the Collateral to secure Indebtedness of any Person or entity, except for the security interest created by this Security Agreement and except for Permitted Liens.

SECTION 4.12.   Performance of Covenants in Transaction Documents.  Each Grantor will perform, comply with, observe and fulfill, and will cause each of its Subsidiaries to perform, comply with, observe and fulfill, each of the covenants, agreements and obligations contained in the Note Purchase Agreement, the Notes and the other Transaction Documents pertaining to or otherwise applicable to such Grantor or any of its Subsidiaries.

SECTION 4.13.   Further Assurances, etc.  Each Grantor agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.  Without limiting the generality of the foregoing, such Grantor will

(a) from time to time upon the request of the Agent, promptly deliver to the Agent such stock powers, instruments and similar documents, satisfactory in form and substance to the Agent, with respect to such Collateral as the Agent may reasonably request and will, from time to time upon the request of the Agent, after the occurrence and during the continuance of any Event of Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Agent;

(b) file (and hereby authorize the Agent to file) such Filing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3726, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Agent may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Agent hereby;

(c) deliver to the Agent and at all times keep pledged to the Agent pursuant hereto, on a first-priority, perfected basis, at the request of the Agent, all Investment Property constituting Collateral, all Distributions with respect thereto, and all interest and principal with respect to Promissory Notes, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral;

(d) not take or omit to take any action the taking or the omission of which would result in any material impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral, except as provided in Section 4.4;

(e) furnish to the Agent, from time to time at the Agent’s reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail; and

(f) do all things reasonably requested by the Agent in accordance with this Security Agreement in order to enable the Agent to have and maintain control over the Collateral consisting of Investment Property.

With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral; and to make all relevant filings with the United States Patent and Trademark Office, the United States Copyright Office in respect of the Intellectual Property Collateral.  Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by Applicable Law.  Each Grantor hereby authorizes the Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement.

ARTICLE V
THE AGENT

SECTION 5.1.   Agent Appointed Attorney-in-Fact.  Each Grantor hereby irrevocably appoints the Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Agent’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Security Agreement, including without limitation: (a) to ask, demand, collect, sue for, recover, compromise, settle, adjust, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral, and to deliver releases on behalf of any Grantor that the Agent deems advisable or appropriate in connection therewith; (b) to receive, endorse, and collect any drafts or other Instruments and Documents, in connection with clause (a) above; (c) to prepare, file and sign (including on behalf of any Grantor) any documents, instruments or claims (including proofs of claim in a bankruptcy, insolvency or similar proceeding) or take any action or institute any proceedings which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral (including to prepare, file and sign any notice of lien, assignment, or satisfaction or lien or similar document); (d) take control, in any manner, of any item of payment or proceeds relating to any Collateral; (e) to receive, open and dispose of all mail addressed to any Grantor, and to notify the postal authorities to change the address for delivery thereof to such address as the Agent may designate; (f) to use the information recorded on or contained in any data processing equipment, computer hardware, and software relating to the Collateral; (g) execute such assignments, for and in the name of any Grantor, as necessary or advisable in the Agent’s opinion to cause any mortgage in favor of or for the benefit of any Grantor to be assigned to the Agent; (h) execute and/or file, as a Person authorized to do so under the Uniform Commercial Code, such statements of continuation, assignment or amendment with respect to any financing statements included in the Collateral; and (i) to do all other acts and things necessary or advisable, in the Agent’s reasonable determination, to perform the affirmative obligations of any Grantor (including those under Section 6.1), hereunder and under the Transaction Documents.  EACH GRANTOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION IS IRREVOCABLE UNTIL THE TERMINATION DATE AND COUPLED WITH AN INTEREST.

SECTION 5.2.   Agent Has No Duty.  The powers conferred on the Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers.  Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Agent has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

SECTION 5.3.   Reasonable Care.  The Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Agent shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as each Grantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Agent to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VI
REMEDIES

SECTION 6.1.   Certain Remedies.  If any Event of Default shall have occurred and be continuing:

(a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may (i) take possession of any Collateral not already in its possession without demand and without legal process; (ii) require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place to be designated by the Agent that is reasonably convenient to both parties; (iii) enter onto the property where any Collateral is located and take possession thereof without demand and without legal process; and (iv) without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Agent may deem commercially reasonable.  Each Grantor agrees that, to the extent notice of sale shall be required by Applicable Law, at least ten days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Each Grantor agrees and acknowledges that a commercially reasonable disposition of Inventory, Equipment, Goods, Computer Hardware and Software Collateral, or Intellectual Property may be by lease or license of, in addition to the sale of, such Collateral.  Each Grantor further agrees and acknowledges that the following shall be deemed a reasonable commercial disposition:  (i) a disposition made in the usual manner on any recognized market, (ii) a disposition at the price current in any recognized market at the time of disposition, and (iii) a disposition in conformity with reasonable commercial practices among dealers in the type of property subject to the disposition.

(c) All cash Proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Agent against, all or any part of the Obligations as determined by Agent.

(d) The Agent may (i) transfer all or any part of the Collateral into the name of the Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder; (ii) notify the parties obligated on any of the Collateral to make payment to the Agent of any amount due or to become due thereunder; (iv) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto; (v) endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral; (vi) take control of any Proceeds of the Collateral; and (vii) execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

(e) Without limiting the foregoing, in respect of the Intellectual Property Collateral:  (i) upon the request of the Agent, each Grantor shall execute and deliver to the Agent an assignment or assignments of the Intellectual Property Collateral, subject (in the case of any licenses thereunder) to any valid and enforceable requirements to obtain consents from any third parties, and such other documents as are necessary or appropriate to carry out the intent and purposes hereof; (ii) each Grantor agrees that the Agent may file applications and maintain registrations for the protection of the Intellectual Property Collateral and/or bring suit in the name of such Grantor, the Agent or any Secured Party to enforce the Intellectual Property Collateral and any licenses thereunder and, upon the request of the Agent, each Grantor shall use all commercially reasonable efforts to assist with such filing or enforcement (including the execution of relevant documents); and (iii) in the event that the Agent elects not to make any filing or bring any suit as set forth in clause (ii), each Grantor shall, upon the request of Agent, use all commercially reasonable efforts, whether through making appropriate filings or bringing suit or otherwise, to protect, enforce and prevent the infringement, misappropriation, dilution, unauthorized use or other violation of the Intellectual Property Collateral.

Notwithstanding the foregoing provisions of this Section 6.1, for the purposes of this Section 6.1, “Collateral” and “Intellectual Property Collateral” shall include any “intent to use” trademark application only to the extent (i) that the business of such Grantor, or portion thereof, to which that mark pertains is also included in the Collateral and (ii) that such business is ongoing and existing.

SECTION 6.2.   Securities Laws.  If the Agent shall determine to exercise its right to sell all or any of the Collateral that are Pledged Interests pursuant to Section 6.1, each Grantor agrees that, upon request of the Agent, each Grantor will, at its own expense:

(a) execute and deliver, and cause (or, with respect to any issuer which is not a Subsidiary of such Grantor, use its best efforts to cause) each issuer of the Collateral contemplated to be sold and the directors and officers thereof to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Agent, advisable to register such Collateral under the provisions of the Securities Act of 1933, as from time to time amended (the “Securities Act”), and cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by Applicable Law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto;

(b) use its best efforts to exempt the Collateral under the state securities or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by the Agent;

(c) cause (or, with respect to any issuer that is not a Subsidiary of such Grantor, use its best efforts to cause) each such issuer to make available to its security holders, as soon as practicable, an earnings statement that will satisfy the provisions of Section 11(a) of the Securities Act; and

(d) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with Applicable Law.

(e) Each Grantor acknowledges the impossibility of ascertaining the amount of damages that would be suffered by the Agent or the Secured Parties by reason of the failure by such Grantor to perform any of the covenants contained in this Section and consequently agrees that, if such Grantor shall fail to perform any of such covenants, it shall pay, as liquidated damages and not as a penalty, an amount equal to the value (as determined by the Agent) of such Collateral on the date the Agent shall demand compliance with this Section.

SECTION 6.3.   Compliance with Restrictions.  Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of Applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

SECTION 6.4.   Protection of Collateral.  The Agent may from time to time, at its option, (a) perform any act which any Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and (b) take any other action which the Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein and, in each case, the expenses of the Agent incurred in connection therewith shall be payable by such Grantor upon demand.

SECTION 6.5.   Warranties.  The Agent may sell the Collateral without giving any warranties or representations as to the Collateral.  The Agent may disclaim any warranties of title or the like.  Each Grantor agrees that this procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

SECTION 6.6.   Expenses and Indemnity.

(a) The Grantors will upon demand jointly and severally pay to the Agent and any local counsel the amount of any and all reasonable fees and out-of-pocket expenses, including the reasonable fees and out-of-pocket disbursements of its external counsel and of any experts and agents, which the Agent and any local counsel may incur in connection herewith, including without limitation in connection with (i) the administration of this Security Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Agent and any local counsel or any of the Secured Parties hereunder, or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

(b) The Grantors hereby jointly and severally indemnify and hold harmless the Agent, each Secured Party and each of their respective officers, directors, employees and agents (the “Indemnified Parties”) from and against any and all claims, losses and liabilities arising out of or resulting from this Security Agreement or any other Transaction Document to which it is a party (including, without limitation, enforcement of this Security Agreement), except claims, losses or liabilities resulting from any Indemnified Party’s gross negligence, willful misconduct or unlawful acts; PROVIDED, HOWEVER, THAT IT IS THE INTENTION OF THE PARTIES HERETO THAT EACH INDEMNIFIED PARTY BE INDEMNIFIED IN THE CASE OF ITS OWN NEGLIGENCE (OTHER THAN GROSS NEGLIGENCE), REGARDLESS OF WHETHER SUCH NEGLIGENCE IS SOLE OR CONTRIBUTORY, ACTIVE OR PASSIVE, IMPUTED, JOINT OR TECHNICAL.  If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of each of the foregoing which is permissible under Applicable Law.

ARTICLE VII
MISCELLANEOUS PROVISIONS

SECTION 7.1.   Transaction Document.  This Security Agreement is a Transaction Document executed pursuant to the Purchase Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Article X thereof.

SECTION 7.2.   Binding on Successors, Transferees and Assigns; Assignment.  This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantors and their successors, transferees and assigns and shall inure to the benefit of and be enforceable by each Secured Party and its successors, transferees and assigns; provided that no Grantor may assign any of its obligations hereunder without the prior written consent of the Agent.

SECTION 7.3.   Amendments, etc.  No amendment to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Agent (on behalf of the Purchasers or the Required Purchasers, as the case may be, pursuant to Section 5.9 of the Purchase Agreement) and the relevant Grantor(s) affected thereby (it being understood that any Grantor failing to sign such amendment, waiver or consent is deemed not affected thereby), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 7.4.   Notices.  All notices and other communications provided for hereunder shall be in writing or by facsimile and addressed, delivered or transmitted to the appropriate party at the address or facsimile number of such party specified in the Purchase Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other party.  Any notice or other communication, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any such notice or other communication, if transmitted by facsimile, shall be deemed given when transmitted and electronically confirmed.

SECTION 7.5.   Release of Liens.  Upon (a) the disposition of Collateral in accordance with this Security Agreement or (b) the occurrence of the Termination Date, the security interests granted herein shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)), without delivery of any instrument or performance of any act by any party.  Upon the occurrence of the Termination Date, this Security Agreement and all obligations of each Grantor hereunder shall automatically terminate without delivery of any instrument or performance of any act by any party.  Upon any such disposition, other permitted transaction or termination, the Agent will, at the Grantors’ joint and several expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.

SECTION 7.6.   Additional Grantors.  Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Grantor” hereunder and the information contained and collateral described in the Schedules to such supplement shall be deemed added to the applicable Schedules in this Security Agreement.  The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

SECTION 7.7.   No Waiver; Remedies.  In addition to, and not in limitation of Section 2.5, no failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law.

SECTION 7.8.   Headings.  The various headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions thereof.

SECTION 7.9.   Severability.  If any provision of this Security Agreement or the other Transaction Documents is held to be illegal, invalid or unenforceable, or if any party hereto is the subject of a bankruptcy, insolvency or other similar proceeding or otherwise affected by the automatic stay provisions of the bankruptcy code, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement and the other Transaction Documents (or the provisions thereof as to the non-affected parties) shall not be affected or impaired thereby; and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction or as to a party shall not invalidate or render unenforceable such provision in any other jurisdiction or to the unaffected parties.

SECTION 7.10.   Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS).

(b) SUBMISSION TO JURISDICTION.  EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS SITTING IN HARRIS COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF TEXAS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.  NOTHING IN THIS SECURITY AGREEMENT OR IN ANY OTHER TRANSACTION DOCUMENT SHALL AFFECT ANY RIGHT THAT THE AGENT, ANY PURCHASER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE.  EACH GRANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.2 OF THE PURCHASE AGREEMENT.  EACH FOREIGN OBLIGOR (IF ANY) HEREBY IRREVOCABLY APPOINTS THE SELLER, AS ITS AUTHORIZED AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDINGS IN ANY SUCH COURT AND CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY SUCH COURTS BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO SUCH AGENT AT SUCH ADDRESS, AND AGREES THAT SUCH SERVICE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW:  (I) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (II) SHALL BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT.  IF ANY AGENT APPOINTED BY ANY PERSON PARTY HERETO REFUSES TO ACCEPT SERVICE, SUCH PERSON HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL UPON RECEIPT CONSTITUTE SUFFICIENT NOTICE.  NOTHING HEREIN CONTAINED SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR SHALL LIMIT THE RIGHT OF ANY OTHER PERSON PARTY HERETO TO BRING PROCEEDINGS AGAINST SUCH PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 7.11.   Waiver of Jury Trial.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.12.   Counterparts.  This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Security Agreement by facsimile or via other electronic means shall be effective as delivery of a manually executed counterpart of this Security Agreement.

SECTION 7.13.   Security Agreements.  Without limiting any of the rights, remedies, privileges or benefits provided hereunder to the Agent for its benefit and the ratable benefit of the other Secured Parties, each Grantor and the Agent hereby agree that the terms and provisions of this Security Agreement in respect of any Collateral subject to the pledge or other Lien of any other Transaction Document are, and shall be deemed to be, supplemental and in addition to the rights, remedies, privileges and benefits provided to the Agent and the other Secured Parties under such other Transaction Document and under Applicable Law to the extent consistent with Applicable Law.

SECTION 7.14.   ENTIRE AGREEMENT.  THIS SECURITY AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its authorized officer as of the date first above written.

Integrated Environmental Technologies, Ltd., as a Grantor

By:  /s/  Thomas S. Gifford
Name:  Thomas S. Gifford
Title:  Executive Vice President and
  Chief Financial Officer

IET Inc., as a Grantor

By:  /s/  Thomas S. Gifford
Name:  Thomas S. Gifford
Title:  Executive Vice President and
  Chief Financial Officer

/s/  E. Wayne Kinsey, III
E. Wayne Kinsey, III, as Agent

List of Schedules and Exhibits to the Security Agreement

Schedule I – Capital Securities

Schedule II – Grantors

Schedule III – Patents

Schedule IV – Trademarks

Schedule V – Copyrights

Exhibit A – Form of Patent Security Agreement

Exhibit B – Form of Trademark Security Agreement

Exhibit C – Form of Copyright Security Agreement

Annex I – Form of Supplement to Security Agreement

Each of the above listed exhibits and schedules has been omitted.  Upon the request of the Securities and Exchange Commission, the Company. agrees to furnish copies of the exhibits and schedules listed above.